EXHIBIT 99.1

                        INTERVEST BANCSHARES CORPORATION
                 10 ROCKEFELLER PLAZA/NEW YORK, N.Y. 10020-1903
                    TEL: (212) 218-2800/ FAX: (212) 218-2808

A FINANCIAL HOLDING COMPANY                      JEROME DANSKER CHAIRMAN
                                                 LOWELL S. DANSKER VICE CHAIRMAN
                                                 LAWRENCE G. BERGMAN DIRECTOR
(BW) (INTERVEST-BANCSHARES) (IBCA)

                        INTERVEST BANCSHARES CORPORATION
                        --------------------------------

                        REPORTS RECORD EARNINGS FOR 2003
                        --------------------------------

        Business Editors - New York - (Business Wire - January 20, 2004)

     Intervest Bancshares Corporation (NASDAQ: IBCA) (the "Company") today reported that its consolidated net earnings for 2003 amounted to $9,120,000, an increase of 32% over net earnings of $6,906,000 for 2002. Net earnings for 2003 represent the highest level of earnings reported by the Company since its inception in 1993. Diluted earnings per share amounted to $1.53 in 2003, compared to $1.37 in 2002. The Company's return on average assets and equity was 1.19% and 15.34%, respectively, in 2003, compared to 1.13% and 15.56% in 2002.

     Consolidated net earnings for the fourth quarter of 2003 increased 16% to $2,222,000, or $0.35 per diluted share, from $1,910,000, or $0.37 per diluted share, in the same quarter of 2002. The diluted per share computations for the 2003 periods included a higher number of common shares outstanding resulting from the exercise of common stock warrants, conversion of debentures and a higher stock price.

     The $2,214,000 improvement in earnings for 2003 was attributable to increases in both net interest and dividend income and noninterest income. Net interest and dividend income was higher by $4,746,000 reflecting growth in the loan portfolio, while noninterest income increased by $1,103,000 primarily due to higher income from loan prepayments as well as fees earned from loan commitments that expired during the year. These items were partially offset by the following: a $695,000 increase in the provision for loan losses due to loan growth; a $780,000 increase in noninterest expenses (of which $309,000 was non-cash and non-recurring compensation expense recorded in connection with common stock warrants held by employees and directors and the remainder was largely attributable to the Company's growth in assets); and a $2,160,000 increase in the provision for income taxes resulting from higher pre-tax income.

      The $312,000 improvement in earnings for the fourth quarter of 2003 was largely due to an increase in net interest and dividend income of $1,292,000, partially offset by a $283,000 increase in the provision for loan losses and a $604,000 increase in the provision for income taxes, all of which were due to the same factors discussed above. Noninterest expenses for the fourth quarter of 2003 increased slightly by $41,000 to $1,784,000 and included the reversal of $124,000 of data processing expense accrued from March to September due to the renegotiation of Intervest National Bank's data processing contract. Noninterest income for the fourth quarter of 2003 decreased slightly by $52,000 to $778,000. Noninterest income for the fourth quarter of 2002 included a $120,000 gain from the sale of securities.

     Total consolidated assets at December 31, 2003 increased 33% to $910,595,000, from $685,979,000 at December 31, 2002, which is reflected primarily  in  the  increase  in  the  Company's  loan  portfolio.

     Total consolidated loans, net of unearned fees, at December 31, 2003 increased 37% to $671,125,000, from $489,912,000 at year-end 2002. The increase was due to new commercial real estate and multifamily mortgage loan originations exceeding repayments. At December 31, 2003, the Company has two past due real estate loans totaling $8,474,000 on a nonaccrual status. The Company has commenced foreclosure proceedings and believes the estimated fair value of each of the underlying properties exceeds its recorded investment in these loans.

                SUBSIDIARIES OF INTERVEST BANCSHARES CORPORATION
                              NASDAQ SYMBOL: IBCA
                             ______________________

INTERVEST NATIONAL BANK   INTERVEST SECURITIES CORPORATION    INTERVEST MORTGAGE
     FDIC INSURED               MEMBER NASD/SIPC                 CORPORATION
                                                            MORTGAGE INVESTMENTS

     Total consolidated security investments at December 31, 2003 increased 6% to $155,898,000, from $146,802,000 at December 31, 2002. The increase was due to new investments exceeding maturities and early calls of securities. At December 31, 2003, the portfolio was comprised of U.S. government agency debt obligations with an average remaining maturity of approximately 1.7 years. The Company normally invests in short-to-medium term security investments to emphasize liquidity.

     Total consolidated cash and short-term investments at December 31, 2003 amounted to $64,128,000, compared to $30,849,000 at December 31, 2002. The increase reflected the temporary investment of deposit inflows during December. A significant portion of these funds are expected to fund new loans.

     Total consolidated deposits at December 31, 2003 increased 34% to $675,513,000, from $505,958,000 at December 31, 2002, primarily reflecting increases in money market and certificate of deposit accounts of $27,921,000 and $142,176,000, respectively.

     Total consolidated borrowed funds amounted to $139,455,000 at December 31, 2003, compared to $113,568,000 at December 31, 2002. The increase was due to the following: the sale of $16,000,000 of debentures by the Company's subsidiary Intervest Mortgage Corporation as part of its normal funding of mortgage loan originations; the sale of $15,000,000 of capital securities as discussed below; and a net increase of $638,000 in accrued interest payable. These increases were partially offset by principal repayments during the year of $3,661,000 and $2,090,000 (principal only) of debenture conversions into common stock.

     On September 17, 2003, the Company sold $15,000,000 of Trust Preferred securities through FTN Financial Capital Markets, a division of First Tennessee Bank National Association. The securities qualify as regulatory capital and were sold to institutional investors. The securities bear interest at a fixed rate of 6.75% per annum for the first five years and thereafter at a floating rate based on LIBOR and mature in 30 years. The securities can be redeemed by the Company at anytime after five years subject to regulatory approval. The Company has invested the entire proceeds in Intervest National Bank. In 2003, the Company also invested $5,000,000 in Intervest Mortgage Corporation and $250,000 in Intervest Securities Corporation.

     Total consolidated stockholders' equity at December 31, 2003 increased 42% to $75,385,000, from $53,126,000 at December 31, 2002. The increase was largely due to earnings of $9,120,000 and $12,481,000 from the issuance of shares in connection with the exercise of stock warrants and conversion of debentures.
Book value per common share increased to $12.59 at December 31, 2003, from $11.30 at December 31, 2002.

     As previously announced, the Company will be moving from its present New York locations to the entire fourth floor of One Rockefeller Plaza, New York, NY. Renovations are expected to be completed by May 2004.

     Intervest Bancshares Corporation is a registered financial holding company. Its subsidiaries are: Intervest National Bank, a nationally chartered commercial bank, that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and a total of five full-service banking offices in Clearwater and Pinellas County, Florida; Intervest Mortgage Corporation, a mortgage investment company; and Intervest Securities
Corporation, a registered broker/dealer. Intervest National Bank maintains capital ratios in excess of the regulatory requirements to be designated as a well-capitalized institution. Intervest Bancshares Corporation's Class A Common Stock is listed on the NASDAQ Small Cap: Trading Symbol IBCA.

This press release may contain forward-looking information. Except for historical information, the matters discussed herein are subject to certain risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions in the Company's market areas; changes in policies by regulatory agencies; fluctuations in interest rates; demand for loans; and competition. Reference is made to the Company's filings with the SEC for further discussion of risks and uncertainties regarding the Company's business. Historical results are not necessarily indicative of the future prospects of the Company.

CONTACT: JEROME DANSKER, CHAIRMAN, INTERVEST BANCSHARES CORPORATION
10 Rockefeller Plaza, Suite 1015, New York, New York 10020 (212-218-2800) (Fax 212-218-2808)

              SELECTED CONSOLIDATED FINANCIAL INFORMATION FOLLOWS.

                                        INTERVEST BANCSHARES CORPORATION
                                        --------------------------------
                                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                                    QUARTER ENDED              YEAR ENDED
(Dollars in thousands, except per share amounts)                     DECEMBER 31,             DECEMBER 31,
                                                               ------------------------  ------------------------
                                                                  2003         2002         2003         2002
---------------------------------------------------------------------------------------  ------------------------
SELECTED OPERATING DATA:
Interest and dividend income. . . . . . . . . . . . . . . . .  $   13,524   $   11,364   $   50,464   $   43,479
Interest expense. . . . . . . . . . . . . . . . . . . . . . .       7,733        6,865       28,564       26,325
                                                               ------------------------  ------------------------
Net interest and dividend income. . . . . . . . . . . . . . .       5,791        4,499       21,900       17,154
Provision for loan loss reserves. . . . . . . . . . . . . . .         593          310        1,969        1,274
                                                               ------------------------  ------------------------
Net interest and dividend income
   after provision for loan loss reserves . . . . . . . . . .       5,198        4,189       19,931       15,880
Noninterest income. . . . . . . . . . . . . . . . . . . . . .         778          830        3,321        2,218
Noninterest expenses. . . . . . . . . . . . . . . . . . . . .       1,784        1,743        7,259        6,479
                                                               ------------------------  ------------------------
Earnings before taxes . . . . . . . . . . . . . . . . . . . .       4,192        3,276       15,993       11,619
Provision for income taxes. . . . . . . . . . . . . . . . . .       1,970        1,366        6,873        4,713
                                                               ------------------------  ------------------------
NET EARNINGS. . . . . . . . . . . . . . . . . . . . . . . . .  $    2,222   $    1,910   $    9,120   $    6,906
                                                               ========================  ========================

BASIC EARNINGS PER SHARE. . . . . . . . . . . . . . . . . . .  $      .41   $      .45   $     1.85   $     1.71
DILUTED EARNINGS PER SHARE. . . . . . . . . . . . . . . . . .  $      .35   $      .37   $     1.53   $     1.37

Adjusted net earnings for diluted earnings per share (1). . .  $    2,329   $    2,022   $    9,572   $    7,342
Weighted-average common shares and common
equivalent shares outstanding for computing:
   Basic earnings per share . . . . . . . . . . . . . . . . .   5,432,732    4,242,247    4,938,995    4,043,619
   Diluted earnings per share (2) . . . . . . . . . . . . . .   6,627,007    5,485,685    6,257,720    5,348,121
Common shares outstanding at end of period. . . . . . . . . .   5,988,377    4,703,087    5,988,377    4,703,087
Common stock warrants outstanding at end of period. . . . . .     738,975    1,750,010      738,975    1,750,010

Net interest margin . . . . . . . . . . . . . . . . . . . . .        2.69%        2.72%        2.90%        2.88%
Return on average assets (3). . . . . . . . . . . . . . . . .        1.03%        1.14%        1.19%        1.13%
Return on average equity (3). . . . . . . . . . . . . . . . .       13.17%       15.71%       15.34%       15.56%
Efficiency ratio (4). . . . . . . . . . . . . . . . . . . . .          27%          33%          29%          33%

                                                      AT         AT         AT         AT         AT
                                                      --         --         --         --         --
                                                    DEC 31,    SEP 30,    JUN 30,    MAR 31,    DEC 31,
                                                   ---------  ---------  ---------  ---------  ---------
SELECTED FINANCIAL CONDITION INFORMATION:            2003       2003       2003       2003       2002
-------------------------------------------------  ---------  ---------  ---------  ---------  ---------
Total assets. . . . . . . . . . . . . . . . . . .  $910,595   $822,900   $749,777   $727,945   $685,979
Total cash and short-term investments . . . . . .  $ 64,128   $ 37,695   $ 33,405   $ 37,730   $ 30,849
Total time deposits with banks. . . . . . . . . .         -          -          -   $  2,000
Total securities held to maturity . . . . . . . .  $152,823   $134,164   $121,833   $137,243   $145,694
Total FRB and FHLB stock. . . . . . . . . . . . .  $  3,075   $  2,805   $  2,805   $  1,114   $  1,108
Total loans, net of unearned fees . . . . . . . .  $671,125   $631,361   $575,975   $532,592   $489,912
Total deposits. . . . . . . . . . . . . . . . . .  $675,513   $594,832   $553,388   $538,098   $505,958
Total borrowed funds and accrued interest payable  $139,455   $144,363   $120,524   $120,138   $113,568
Total stockholders' equity. . . . . . . . . . . .  $ 75,385   $ 63,745   $ 58,009   $ 55,000   $ 53,126
Total allowance for loan loss reserves. . . . . .  $  6,580   $  5,987   $  5,385   $  4,955   $  4,611
Total nonperforming loans . . . . . . . . . . . .  $  8,474   $  8,474          -          -          -
Total loan chargeoffs . . . . . . . . . . . . . .         -          -          -          -   $    150
Total loan recoveries . . . . . . . . . . . . . .         -          -          -          -   $    107
Total foreclosed real estate. . . . . . . . . . .         -          -          -   $  1,081   $  1,081
Book value per common share . . . . . . . . . . .  $  12.59   $  12.61   $  12.23   $  11.69   $  11.30
Allowance for loan losses/nonperforming loans . .        78%        71%        NA         NA         NA
Allowance for loan losses /net loans. . . . . . .      0.98%      0.95%      0.93%      0.93%      0.94%

(1)  Net  earnings plus interest expense on dilutive convertible debentures, net of taxes, that would not occur if they were assumed converted.

(2)  Diluted  EPS  includes  shares  that  would be outstanding if  dilutive  common  stock warrants and convertible debentures were assumed to be  exercised/converted  during  the period. All outstanding warrants were considered for both 2003 EPS computations and for the 2002 quarterly computation. For the 2002  annual EPS computation, certain warrants are not considered because their  exercise price per share exceeded the average market price of  Class A  common  stock during the year. Warrants to purchase 1,103,000  shares  of  common stock at prices ranging from $10.00 to $10.01 per share were not considered. Convertible debentures (principal and accrued interest) outstanding at December 31,
     2003 and 2002 totaling $7,145,000 and $9,920,000, respectively, were convertible  into common stock at a price  of  $10.01  per  share, which  resulted  in  additional common shares (based on average balances outstanding) of approximately  843,000  and 962,000 in the 2003  quarterly  and annual EPS computations, respectively, and 991,000  in  both  2002  EPS  computations.

(3)  Ratios  for  the  quarter  have  been  annualized.

(4)  Defined as noninterest expenses (excluding the provision for loan losses) as a percentage of net interest  and  dividend  income  plus  noninterest  income.

                                              INTERVEST BANCSHARES CORPORATION
                                              --------------------------------
                                             CONSOLIDATED FINANCIAL HIGHLIGHTS

---------------------------------------------------------------------------------------------------------------------------
                                                                              At or For The Period Ended
                                                            ---------------------------------------------------------------
                                                               Year         Year         Year         Year         Year
                                                               Ended        Ended        Ended        Ended        Ended
($in thousands, except per share amounts)                     Dec 31,      Dec 31,      Dec 31,      Dec 31,      Dec 31,
                                                               2003         2002         2001         2000         1999
----------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
BALANCE SHEET HIGHLIGHTS:
Total assets . . . . . . . . . . . . . . . . . . . . . . .  $  910,595   $  685,979   $  512,622   $  416,927   $  340,481
Asset growth rate. . . . . . . . . . . . . . . . . . . . .          33%          34%          23%          22%          13%
Total loans, net . . . . . . . . . . . . . . . . . . . . .  $  671,125   $  489,912   $  368,526   $  266,326   $  212,937
Loan growth rate . . . . . . . . . . . . . . . . . . . . .          37%          33%          38%          25%          29%
Total deposits . . . . . . . . . . . . . . . . . . . . . .  $  675,513   $  505,958   $  362,437   $  300,241   $  201,080
Deposit growth rate. . . . . . . . . . . . . . . . . . . .          34%          40%          21%          49%          18%
Loans/deposits (Intervest National Bank) . . . . . . . . .          79%          76%          79%          67%          66%
Borrowed funds and related accrued interest payable. . . .  $  139,455   $  113,568   $   99,910   $   72,813   $   99,377
Stockholders' equity . . . . . . . . . . . . . . . . . . .  $   75,385   $   53,126   $   40,395   $   36,228   $   33,604
Common shares outstanding (1). . . . . . . . . . . . . . .   5,988,377    4,703,087    3,899,629    3,899,629    3,836,879
Common book value per share. . . . . . . . . . . . . . . .  $    12.59   $    11.30   $    10.36   $     9.29   $     8.76
Market price per common share. . . . . . . . . . . . . . .  $    14.65   $    10.80   $     7.40   $     3.75   $     6.25
----------------------------------------------------------  ---------------------------------------------------------------
ASSET QUALITY HIGHLIGHTS
Nonperforming loans. . . . . . . . . . . . . . . . . . . .  $    8,474            -   $    1,243            -            -
Allowance for loan loss reserves . . . . . . . . . . . . .  $    6,580   $    4,611   $    3,380   $    2,768   $    2,493
Loan recoveries (2). . . . . . . . . . . . . . . . . . . .           -   $      107            -            -   $        1
Loan chargeoffs (3). . . . . . . . . . . . . . . . . . . .           -   $      150            -            -            -
Foreclosed real estate . . . . . . . . . . . . . . . . . .           -   $    1,081            -            -            -
Allowance for loan losses reserves/net loans . . . . . . .        0.98%        0.94%        0.92%        1.04%        1.17%
----------------------------------------------------------  ---------------------------------------------------------------
STATEMENT OF OPERATIONS HIGHLIGHTS:
Interest and dividend income . . . . . . . . . . . . . . .  $   50,464   $   43,479   $   35,462   $   31,908   $   25,501
Interest expense . . . . . . . . . . . . . . . . . . . . .      28,564       26,325       24,714       23,325       18,419
                                                            ---------------------------------------------------------------
Net interest and dividend income . . . . . . . . . . . . .      21,900       17,154       10,748        8,583        7,082
Provision for loan loss reserves . . . . . . . . . . . . .       1,969        1,274          612          275          830
Noninterest income . . . . . . . . . . . . . . . . . . . .       3,321        2,218        1,655          983          900
Noninterest expenses . . . . . . . . . . . . . . . . . . .       7,259        6,479        5,303        4,568        4,059
Provision for income taxes . . . . . . . . . . . . . . . .       6,873        4,713        2,710        1,909        1,198
                                                            ---------------------------------------------------------------
Earnings before extraordinary item . . . . . . . . . . . .       9,120        6,906        3,778        2,814        1,895
Extraordinary item, net of tax (4) . . . . . . . . . . . .           -            -            -         (206)           -
Cumulative effect of accounting change, net of tax (5) . .           -            -            -            -         (128)
                                                            ---------------------------------------------------------------
Net earnings . . . . . . . . . . . . . . . . . . . . . . .  $    9,120   $    6,906   $    3,778   $    2,608   $    1,767
                                                            ---------------------------------------------------------------
Basic earnings per share . . . . . . . . . . . . . . . . .  $     1.85   $     1.71   $      .97   $      .67   $      .47
Diluted earnings per share . . . . . . . . . . . . . . . .  $     1.53   $     1.37   $      .97   $      .67   $      .44
Adjusted net earnings used to calculate
          diluted earnings per share . . . . . . . . . . .  $    9,572   $    7,342   $    3,778   $    2,608   $    1,767
Average common shares used to calculate:
     Basic earnings per share. . . . . . . . . . . . . . .   4,938,995    4,043,619    3,899,629    3,884,560    3,760,293
     Diluted earnings per share. . . . . . . . . . . . . .   6,257,720    5,348,121    3,899,629    3,884,560    4,020,118
Net interest margin. . . . . . . . . . . . . . . . . . . .        2.90%        2.88%        2.47%        2.34%        2.38%
Return on average assets . . . . . . . . . . . . . . . . .        1.19%        1.13%        0.85%        0.69%        0.57%
Return on average equity . . . . . . . . . . . . . . . . .       15.34%       15.56%        9.94%        7.48%        5.48%
Efficiency ratio (6) . . . . . . . . . . . . . . . . . . .          29%          33%          43%          48%          51%
Full-service banking offices . . . . . . . . . . . . . . .           6            6            6            6            6
---------------------------------------------------------------------------------------------------------------------------

(1)  The  increase  in  shares  outstanding  in  2003 was due to the following: 945,717 from the exercise of Class A common stock warrants; 309,573 from the conversion of  convertible  debentures; and  30,000  from newly issued Class B common stock in connection with the acquisition of Intervest Securities Corporation. The  increase  in 2002 from 2001 was all due to the exercise of Class A common stock warrants. The increase in 2000 from  1999 was due to the exercise of Class
     A and Class B common  stock  warrants  of  12,750  and  50,000,  respectively.

(2)  The amount for 2002 represents proceeds received from the sale of collateral from a loan that was  charged  off  prior to 1997.

(3)  The  amount  for  2002  represents  a  chargeoff  taken  in  connection  with  the transfer of a nonperforming loan to foreclosed  real  estate.

(4)  Represents  a  charge,  net  of  taxes,  from  the  early  retirement  of  debentures

(5)  Represents  a  charge,  net  of  taxes, from the adoption of  Statement  of  Position 98-5, "Reporting on the Costs of
     Start-Up  Activities."

(6)  Defined  as  noninterest  expenses  (excluding  the  provision for  loan  losses)  as a percentage of net interest and dividend  income  plus  noninterest  income.


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